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                                                                   EXHIBIT 24(B)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 19, 1994 (except as to the subsequent event note on Page 35, which is as of March 16, 1994), which appears on Page 36 of the 1993 Annual Report to Shareholders of Hubbell Incorporated, which is incorporated by reference in the Hubbell Incorporated's Annual Report on Form 10-K for the year ended December 31, 1993. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on Page 45 of such Annual Report on Form 10-K.

PRICE WATERHOUSE LLP
Stamford, Connecticut
September 23, 1994